UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

Polymer Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-14330

Delaware	57-1003983
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300

Charlotte, North Carolina 28269

(Address of principal executive offices, including zip code)

(704) 697-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Secured Bridge Credit Facility

In connection with the previously disclosed acquisition (the “Acquisition”) of the entire issued and to be issued share capital of Fiberweb plc (now known as Fiberweb Limited, “Fiberweb”), on November 26, 2013, Polymer Group, Inc. (the “Company” or the “Borrower”) entered into an amendment to the Senior Secured Bridge Credit Agreement, dated September 17, 2013 (as amended, the “Secured Bridge Credit Facility”) among the Company, its direct parent, Scorpio Acquisition Corporation (“Holdings”), Citicorp North America, Inc., as administrative agent, and the lenders from time to time party thereto (“Secured Bridge Amendment No. 2”), to reduce the initial loan commitments from $318.0 million to $268.0 million and to make certain other amendments.

The foregoing description of Secured Bridge Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Secured Bridge Amendment No. 2, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Unsecured Bridge Credit Facility and Guaranty

Overview

In connection with the Acquisition, on November 26, 2013, the Company entered into a Senior Unsecured Bridge Credit Agreement among Holdings, the lenders from time to time party thereto, Citicorp North America, Inc. as administrative agent, Barclays Bank PLC as syndication agent, RBC Capital Markets and HSBC Bank USA, N.A., as co-documentation agents, Citigroup Global Markets Inc. and Barclays Bank PLC as joint lead arrangers and Citigroup Global Markets Inc., Barclays Bank PLC, RBC Capital Markets and HSBC Securities (USA) Inc. as joint bookrunners (the “Unsecured Bridge Credit Facility”).

The Unsecured Bridge Credit Facility provides for a commitment by the lenders party thereto to make unsecured bridge loans in an aggregate amount not to exceed $50.0 million (the “Initial Loans”) upon satisfaction of certain conditions. The proceeds of the Initial Loans under the Unsecured Bridge Credit Facility will be used to pay the cash consideration payable to shareholders of Fiberweb pursuant to the Acquisition, the related fees and expenses and for general corporate purposes.

Interest Rates and Maturity

The Initial Loans initially will bear interest from the date of borrowing at a rate equal to the eurodollar rate plus an applicable margin. The applicable margin will initially be 9.25%, which shall increase by 0.50% after each three month period following the date of borrowing, up to a specified maximum rate (the “interest rate cap”). The interest rate applicable to the Initial Loans may also be increased to the interest rate cap prior to the Initial Maturity Date (as defined below) under certain circumstances, as described in the Unsecured Bridge Credit Facility. Any loan commitments not borrowed by the Company on the initial date of borrowing will be terminated automatically.

The Initial Loans mature one year from the date of borrowing (the “Initial Maturity Date”). Following the Initial Maturity Date, the Initial Loans will be converted into terms loans (“Term Loans”) maturing on February 1, 2019 (the “Final Maturity Date”) and bearing interest at the interest rate cap. Subject to certain requirements, the lenders may exchange Term Loans for debt securities (“Exchange Notes”) bearing interest at the interest rate cap.

Prepayments

The Company will be required to repay borrowings under the Unsecured Bridge Credit Facility with the net proceeds of any incurrence of certain specified indebtedness by the Company or its subsidiaries, subject to certain exceptions. The Company may voluntarily prepay borrowings under the Unsecured Bridge Credit Facility at a price equal to the principal amount of the loans being prepaid. In certain circumstances, the loans will not be prepayable prior to February 15, 2015 except at a “make-whole” premium based on the treasury rate plus 50 basis points, and thereafter shall be prepayable at a declining premium beginning with one-half of the annual interest rate then applicable to such loans. In addition, until February 1, 2014, the Company may voluntarily prepay up to 35% of the principal amount of the loans at a price equal to par plus the annual interest rate then applicable to such loans.

Guarantees and Security

Borrowings under the Unsecured Bridge Credit Facility will be unconditionally guaranteed on a senior unsecured basis by Holdings and each of the Company’s existing and future wholly-owned material domestic restricted subsidiaries, subject to certain exceptions, pursuant to the Guaranty, dated as of November 26, 2013 among Holdings, the subsidiaries of Holdings party thereto and Citicorp North America Inc., as administrative agent (the “Guaranty”).

Certain Covenants and Events of Default

The Unsecured Bridge Credit Facility limits the ability of the Company and its restricted subsidiaries to, among other things:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	repurchase stock;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of subsidiaries to make dividends or other payments to the Company;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

The Unsecured Bridge Credit Facility also contains certain customary representations and warranties, affirmative covenants and events of default.

The foregoing description of the Unsecured Bridge Credit Facility and the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Unsecured Bridge Credit Facility and the Guaranty, which are filed respectively as Exhibit 10.2 and Exhibit 10.3 hereto and are incorporated herein by reference.

Amendment to ABL Credit Facility

On November 26, 2013, the Company entered into an amendment (the “ABL Amendment”) to the Amended and Restated Credit Agreement, dated October 5, 2012 among the Company, Holdings , the other borrowers party thereto, the institutions from time to time party thereto as lenders, Citibank, N.A., as administrative agent and collateral agent, and the other parties named therein (as amended, the “ABL Credit Facility”), to increase the loan commitments thereunder from $50.0 million to $80.0 million and to make certain other amendments. The effectiveness of the ABL Amendment and the increase in the loan commitments under the ABL Credit Facility are subject to the satisfaction of certain specified closing conditions by no later than January 30, 2014.

The foregoing description of the ABL Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Amendment, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Acquisition, on November 26, 2013, the Company borrowed $268.0 million under the Secured Bridge Credit Facility and $50.0 million under the Unsecured Bridge Credit Facility to pay the cash consideration due in respect of the Acquisition and to pay related fees and expenses, with any remaining proceeds to be used for general corporate purposes.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Polymer Group, Inc.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: December 3, 2013

Index to Exhibits

Exhibit Number	Description

10.1	Amendment No. 2, dated as of November 26, 2013, among Polymer Group, Inc., Scorpio Acquisition Corporation, Citicorp North America, Inc., as administrative agent, and the lenders party thereto from time to time, to the Senior Secured Bridge Credit Agreement, dated as of September 17, 2013, among Polymer Group, Inc., Scorpio Acquisition Corporation, the lenders from time to time party thereto, Citicorp North America, Inc. as administrative agent, Barclays Bank PLC as syndication agent and Citigroup Global Markets Inc. and Barclays Bank PLC as joint lead arrangers and joint bookrunners.

10.2	Senior Unsecured Bridge Credit Agreement, dated as of November 26, 2013, among Polymer Group, Inc., Scorpio Acquisition Corporation, the lenders from time to time party thereto, Citicorp North America, Inc. as administrative agent, Barclays Bank PLC as syndication agent, RBC Capital Markets and HSBC Bank USA, N.A., as co-documentation agents, Citigroup Global Markets Inc. and Barclays Bank PLC as joint lead arrangers and Citigroup Global Markets Inc., Barclays Bank PLC, RBC Capital Markets and HSBC Securities (USA) Inc. as joint bookrunners.

10.3	Guaranty, dated as of November 26, 2013 among Scorpio Acquisition Corporation, the subsidiaries of Scorpio Acquisition Corporation party thereto and Citicorp North America Inc., as administrative agent.

10.4	Amendment No. 1, dated as of November 26, 2013, among Polymer Group, Inc., Scorpio Acquisition Corporation, the other borrowers party thereto, the incremental lenders party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent, collateral agent, L/C Issuer and Swing Line Lender, to the Amended and Restated Credit Agreement, dated October 5, 2012, among the Company, Holdings , the other borrowers party thereto, the institutions from time to time party thereto as lenders, Citibank, N.A., as administrative agent and collateral agent, and the other parties named therein.